                                                                    EXHIBIT 99.1

Bone Care International, Inc. Reports First Quarter
FY 2004 Financial Results

Quarterly Sales of Hectorol(R) Reach Record $8.1 Million
Achieving an Increase of 50 Percent
Company Maintains Guidance for FY 2004


         Middleton, Wis., October 27, 2003 - Bone Care International, Inc. (Nasdaq: BCII) today announced financial results for the first fiscal quarter of 2004 ended September 30, 2003. The company reported record quarterly sales for Hectorol(R) (doxercalciferol) of $8.1 million, compared to Hectorol(R) sales of $5.4 million for the first quarter of 2003, representing a 50 percent increase in the first quarter of 2004 compared with the same period in 2003.

         The net loss for the first quarter of 2004 was $2.1 million, or $0.15 per common share, compared with a net loss for the first quarter of 2003 of $1.6 million, or $0.12 per common share. The company ended the first quarter of 2004 with a total of $14.2 million in cash and short and long-term investments.

         "Bone Care International's strong financial and operational results this quarter directly reflect the tremendous efforts of our employees and their commitment to patients," said Paul L. Berns, President and Chief Executive Officer. "In addition to the 50 percent sales increase from the first quarter of last year, sales increased by $800,000, or 12 percent, from the previous quarter ended June 30, 2003. Also, in accordance with our plan, we continued to build inventory levels to accommodate the increased patient and customer demand for Hectorol(R) with many wholesalers reporting a lower than normal supply of inventory at the end of September. We are focused on quarter-over-quarter sales growth as we progress toward our goal of profitability in the June 2004 quarter."



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

         Some of the first quarter highlights included:

          o The submission of an Investigational New Drug application (IND) for LR-103. The initial Phase I study in approximately 30 oncology patients will be conducted by the University of Wisconsin and is planned to begin before the end of 2003. This dose-ranging study is designed to assess the tolerability and pharmacokinetic profile of oral LR-103 following single and multiple dose administration.

          o The strengthening of the management team with the addition of Brian J. Hayden as Chief Financial Officer.

          o Continued pursuit of FDA approval of the supplemental New Drug Application (sNDA) for Hectorol(R) Capsules for the treatment of secondary hyperparathyroidism in patients with chronic kidney disease (CKD) prior to dialysis. This new indication for Hectorol(R) could address an unmet medical need among the estimated 7.6 million Stage 3 CKD patients and the 400,000 Stage 4 CKD patients.

         The company reiterated its prior guidance that it expects fiscal year 2004 sales from Hectorol(R) to range between $35 million to $40 million and the transition to profitability is targeted for the fourth quarter of FY2004.

         Management will host a conference call on Tuesday, October 28, 2003, at 9:00 a.m. CDT. The toll-free number within North America is (888) 694-4728; the dial-in number for international participants is (973) 935- 8513. The call is available for playback until midnight on October 31, 2003 at (877) 519-4471 within North America and at (973) 341-3080 for international callers. The playback pass code is 4245309. The call can also be accessed via webcast and will be archived for playback at www.bonecare.com/conferencecall.

         Bone Care International (www.bonecare.com) is a specialty pharmaceutical company engaged in discovering, developing and commercializing improved vitamin D-hormone therapies to treat secondary hyperparathyroidism in patients with kidney or renal disease and other diseases including osteoporosis, psoriasis and cancers of the prostate, breast and colon. Hectorol(R) Injection and Hectorol(R) Capsules are being marketed for the treatment of secondary hyperparathyroidism in patients with end stage renal disease (Stage 5 chronic kidney disease).




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

Contacts:

Rx Communications Group, LLC                 Bone Care International, Inc.
Melody A. Carey (Investors)                  Brian J. Hayden
(917) 322-2571                               Chief Financial Officer
Pete Holmberg (Media)                        (608) 662-7800
(917) 322-2164

This press release contains forward-looking statements. Statements relating to future sales, costs of sales, other expenses, profitability, financial resources, or products and production schedules, or statements that predict or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management's beliefs as well as assumptions made by and information currently available to management. Accordingly, the Company's actual results may differ materially from those expressed or implied in such forward-looking statements due to known and unknown risks and uncertainties that exist in the Company's operations and business environment, including, among other factors, the ability of the Company and each of its suppliers of doxercalciferol, Hectorol(R) Injection and Hectorol(R) Capsules to meet the Company's anticipated production schedules, technical risks associated with the development of new products, regulatory policies in the United States and other countries, risks associated with our ability to avoid or minimize delays in/or interruption of the manufacture and supply of our products, including the approvals of regulatory authorities in connection therewith, reimbursement policies of public and private health care payors, introduction and acceptance of new drug therapies, competition from existing products and from new products or technologies, the failure by the Company to produce anticipated cost savings or improve productivity, the timing and magnitude of capital expenditures and acquisitions, currency exchange risks, economic and market conditions in the United States, Europe and the rest of the world, and other risks associated with the Company's operations. The Company disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future events or developments.




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

BONE CARE INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

                                                                             FOR THE THREE MONTHS ENDED,
                                                                           -------------------------------
                                                                           SEPTEMBER 30,     SEPTEMBER 30,
                                                                               2003              2002
                                                                           ------------      ------------

PRODUCT SALES                                                              $  8,125,042      $  5,417,400
COST AND OPERATING EXPENSES:
     Cost of product sales                                                    2,417,644         1,509,606
     Research and development                                                 1,793,160         1,676,624
     Selling, general and administrative                                      6,081,199         4,077,088
                                                                           ------------      ------------
                                                                             10,292,003         7,263,318
                                                                           ------------      ------------
         Loss from operations                                                (2,166,961)       (1,845,918)
INTEREST INCOME, net                                                             64,909           214,780
                                                                           ------------      ------------
NET LOSS                                                                   $ (2,102,052)     $ (1,631,138)
                                                                           ============      ============
Basic and diluted net loss per common share                                $      (0.15)     $      (0.12)
                                                                           ============      ============
Shares used in computing basic and diluted net loss per common share         14,240,725        14,156,772
                                                                           ============      ============

     Certain prior period amounts in the financial statements have been reclassified to conform to the fiscal 2004 presentation.



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BONE CARE INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS
(Unaudited)


                                                              SEPTEMBER 30, 2003   JUNE 30, 2003
                                                              ------------------   -------------
                                 ASSETS
CURRENT ASSETS
     Cash, cash equivalents and marketable securities            $ 13,292,730      $ 16,690,044
     Accounts receivable, net                                       3,343,632         2,814,753
     Inventory                                                      2,740,967         2,080,604
     Other current assets                                             966,692           778,725
                                                                 ------------      ------------
                  Total current assets                             20,344,021        22,364,126

OTHER ASSETS                                                        4,445,885         4,484,236
                                                                 ------------      ------------
                                                                 $ 24,789,906      $ 26,848,362
                                                                 ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES                                              $  5,986,692      $  5,755,890
LONG-TERM LIABILITIES                                                      --           649,880
SHAREHOLDERS' EQUITY
     Common stock                                                  74,103,475        73,640,801
     Accumulated deficit                                          (55,300,261)      (53,198,209)
                                                                 ------------      ------------
                  Total shareholders' equity                       18,803,214        20,442,592
                                                                 ------------      ------------
                                                                 $ 24,789,906      $ 26,848,362
                                                                 ============      ============



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